CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bovie Medical Corporation
Purchase, New York

We hereby consent to the incorporation by reference on this Form S-8 of Bovie Medical Corporation, of our report dated March 10, 2017 on the consolidated financial statements of Bovie Medical Corporation as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015, and 2014, which are included in such Registration Statement.

/s/ Frazier & Deeter, LLC
Tampa, Florida

January 23, 2018